Exhibit 10.1
WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT
          This WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT (this “Amendment”), dated as of March ___, 2008, is entered into by and among LOUD TECHNOLOGIES INC., a Washington corporation (“Parent” or “US Borrower”), and GRACE ACQUISITIONCO LIMITED, a company incorporated under the laws of England and Wales with registered number 06078534 (“UK Borrower”), each subsidiary of the Parent listed on the signature pages hereto, the lenders party hereto, ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), and GMAC COMMERCIAL FINANCE LLC (“GMAC”), as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
RECITALS
          WHEREAS, Parent, the UK Borrower, each subsidiary of the Parent listed on the signature pages thereto (such subsidiaries, together with Parent and UK Borrower, each a “Loan Party” and collectively the “Loan Parties”), the Agents, and the Lenders are parties to that certain Financing Agreement, dated as of March 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);
          WHEREAS, Parent has informed Agents that the Loan Parties have failed to comply with each of the financial covenants set forth in Section 7.03 of the Financing Agreement for the fiscal period ending on December 31, 2007 (the “Designated Events of Default”);
          WHEREAS, Sun has informed the Agents that Sun intends to purchase from Parent $7,500,000 senior subordinated secured convertible notes, which notes shall provide that (i) the Indebtedness evidenced thereby shall bear interest at a rate not to exceed 15.25% per annum plus any default interest (which interest shall be paid in kind by being added to principal balance of such notes), (ii) a closing fee of $150,000 shall accrue with respect thereto which closing fee shall be paid in cash, and (iii) the Indebtedness and other obligations evidenced by or relating to such notes shall not be due and payable, in whole or in part, prior to June 29, 2012 and shall otherwise be on terms and conditions acceptable to Collateral Agent in its reasonable discretion (the “Sponsor Subordinated Notes”); and
          WHEREAS, the Loan Parties have requested that the Lenders amend the Financing Agreement, in each case as provided below, and the Lenders are willing to accommodate the Loan Parties’ requests, but only on the terms and subject to the conditions specified herein.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended hereby.

2. Waiver. Subject to the terms and conditions hereof, Agents and the Required Lenders hereby waive the Designated Events of Default as of December 31, 2007. The waiver herein is limited to the specifics hereof, shall not apply with respect to any Default or Event of Default other than the Designated Events of Default, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Financing Agreement or the other Loan Documents, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of any Agent or any Lender, nor as a consent to or waiver of any further or other matter, under the Loan Documents.
3. Amendments To Financing Agreement.
     (a) Section 1.01 of the Financing Agreement is hereby amended by inserting the following definitions in proper alphabetical order:
          “2008 Restructuring Charges” means, with respect to any period, the aggregate amount of restructuring charges related to the closure of certain of the Loan Parties’ Facilities and staff reductions related thereto, to the extent that such restructuring charges (a) do not exceed $300,000 in the aggregate and (b) are incurred during the 2008 Fiscal Year.
          “Public Company Expense” means with respect to any period (any such period, a “Measurement Period”), the additional costs consisting of accounting expense, tax preparation expense and legal expense and outside consulting expenses that are actually incurred by Parent during such Measurement Period solely as a result of the Capital Stock of Parent being traded on a public stock exchange during such Measurement Period, to the extent that (a) the aggregate amount of such additional costs incurred during any Fiscal Year does not exceed $1,200,000 and (b) the aggregate amount of such additional costs incurred during such Measurement Period does not exceed $1,200,000.
          “Sponsor Subordinated Notes” has the meaning set forth in the Third Amendment.
          “Sponsor Subordination Agreement” means that certain Intercreditor Agreement dated as of March ___, 2008 by and between Sun and Collateral Agent, which is in form and substance satisfactory to Collateral Agent.
          “Third Amendment” means that certain Waiver and Amendment Number Three dated as of March ___, 2008, by and among the Agents, the Lenders and the Loan Parties.
     (b) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of “Consolidated EBITDA” appearing therein as follows:
          “Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period (in each case calculated on a consolidated basis in accordance with GAAP): (i) Consolidated Net Interest Expense, (ii) income tax expense (including, without limitation, franchise and foreign withholding taxes and any State business, unitary, gross receipts or similar tax), (iii) depreciation expense, (iv) amortization expense, (v) to the extent actually paid during such period, fees and expenses related to the consummation of the transactions contemplated to be closed on the Effective Date under this Agreement and the transactions contemplated by the Acquisition Agreement, (vi) management fees paid during such period pursuant to the Management Agreement, (vii) non-cash restructuring charges relating to the Transaction, (viii) expenses relating to implementation of FAS 123R with respect to the issuance of Capital Stock pursuant to the Stock Option Plans, (ix) restructuring and charges (including severance expenses) incurred during Parent’s 2007 Fiscal Year, in an aggregate amount not to exceed $2,004,000, (x) payments made during Parent’s 2007 Fiscal Year with respect to leases for locations not being used by any Loan Party, in an aggregate amount not to exceed $120,000, (xi) non-cash purchase accounting adjustments, (xii) deferred financing fee expenses to the extent not included in Consolidated Net Interest Expense, (xiii) to the extent not capitalized, the out of pocket expenses, fees, and charges incurred by UK Borrower for services performed by a third party in connection with the Acquisition no later than 75 days after the consummation of such Acquisition, to the extent such expenses, fees, and charges are actually paid, (xiv) solely with respect to the 2007 Fiscal Year, to the extent that the Consolidated EBITDA of the UK Loan Parties calculated in accordance with UK GAAP for such period exceeds the Consolidated EBITDA of the UK Loan Parties calculated in accordance with GAAP for such period (in each case, calculated without giving effect to this clause (b)(xiv) and clause (c) of this definition below), the amount of such excess, (xv) Public Company Expense, and (xvi) solely with respect to the 2007 Fiscal Year, the 2008 Restructuring Charges minus (c) solely with respect to the 2007 Fiscal Year, to the extent that the Consolidated EBITDA of the UK Loan Parties calculated in accordance with GAAP for such period exceeds the Consolidated EBITDA of the UK Loan Parties calculated in accordance with UK GAAP for such period (in each case, calculated without giving effect to this clause (c) and clause (b)(xiv) of this definition above), the amount of such excess.
     (c) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of “Consolidated Funded Indebtedness” appearing therein as follows:
          “Consolidated Funded Indebtedness” means, with respect to any Person at any date, all Indebtedness for borrowed money or letters of credit of such Person (but excluding Subordinated Debt evidenced by the Sponsor Subordinated Notes), determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, but without duplication, with respect to the Parent and its Subsidiaries, the Revolving Loans, the Term Loans, and the amount of their Capitalized Lease Obligations.
     (d) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of “Loan Documents” appearing therein as follows:
          “Loan Document” means this Agreement, any Control Agreement, the Fee Letter, the UK Funds Flow Agreement, the US Funds Flow Agreement, the Intercompany Subordination Agreement, any Guaranty, any Security Agreement, the Sponsor Subordination Agreement, any Mortgage, any Filing Authorization Letter, the UK Security Documents, and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.
     (e) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of “Permitted Liens” as follows: (i) deleting the word “and” appearing at the end of clause (p) thereof, (ii) deleting the period appearing at the end of clause (q) thereof and replacing it with the text “; and” and (iii) inserting the following new clause (r) at the end of such definition:
          ”(r) Liens securing the Indebtedness evidenced by the Sponsor Subordinated Notes, to the extent that such Liens are subject to the Sponsor Subordination Agreement.”
     (f) Section 2.04(b)(ii) of the Financing Agreement is hereby amended and restated in its entirety as follows:
          “The Term Loan B shall bear interest on the principal amount thereof from time to time outstanding, from the date of the making of the Term Loan B until the date on which such principal amount is repaid in accordance herewith, as follows: (i) if the relevant portion of the Term Loan B is a LIBOR Rate Loan, at a rate per annum equal to the LIBOR Rate plus 5.50 percentage points, and (ii) otherwise, at a rate per annum equal to the Reference Rate plus 3.25 percentage points.”
     (g) Section 7.02(h) of the Financing Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (C) thereof, (ii) deleting the period appearing at the end of clause (D) thereof and (iii) adding to the end thereof the following:
          “and (E) upon the delivery to the Agents of audited financial statements for the Fiscal Year ended December 31, 2008 (or for any Fiscal Year ended thereafter, so long as payments described in this clause (E) do not exceed $2,500,000 in the aggregate and the conditions set forth below are satisfied) that are required to be delivered pursuant to Section 7.01(a), prepay up to $2,500,000 in the aggregate of the Indebtedness evidenced by the Sponsor Subordinated Notes (the “Designated Sponsor Subordinated Debt Payment”), so long as (I) no Default of Event of Default has occurred and is continuing or would result therefrom, (II) no Revolving Loans are outstanding or requested at such time or were outstanding or requested at any time during the preceding 60 consecutive days, and (III) no Revolving Loans are outstanding, are made or projected to be outstanding or requested at any time during the following 90 days.”
     (h) Section 7.03 of the Financing Agreement is hereby amended and restated in its entirety as follows:
          “7.03 Financial Covenants. So long as any principal of or interest on any Loan, or any other Obligation (other than unasserted contingent indemnification Obligations) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not:
               (a) Consolidated Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness (net of Qualified Cash) of Parent and its Subsidiaries as of the last day of any fiscal quarter set forth below to TTM EBITDA of Parent and its Subsidiaries for the period ended as of the last day of such fiscal quarter to be greater than the applicable ratio set forth below:

Fiscal Quarter End	Consolidated Leverage Ratio
March 31, 2008	7.52:1.00
June 30, 2008	7.37:1.00
September 30, 2008	5.97:1.00
December 31, 2008	4.74:1.00
March 31, 2009	4.63:1.00
June 30, 2009	4.46:1.00
September 30, 2009	4.27:1.00
December 31, 2009	4.10:1.00
March 31, 2010	3.98:1.00
June 30, 2010	3.82:1.00
September 30, 2010	3.71:1.00
December 31, 2010 and the last day of each fiscal quarter of Parent thereafter	3.60:1.00
               (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the period of 4 consecutive fiscal quarters ended as of the last day of any fiscal quarter set forth below to be less than the applicable ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
March 31, 2008	0.76:1.00
June 30, 2008	0.71:1.00
September 30, 2008	0.91:1.00
December 31, 2008	1.16:1.00
March 31, 2009	1.19:1.00
June 30, 2009	1.24:1.00
September 30, 2009	1.29:1.00
December 31, 2009	1.34:1.00
March 31, 2010	1.37:1.00
June 30, 2010	1.42:1.00
September 30, 2010	1.48:1.00
December 31, 2010 and the last day of each fiscal quarter of Parent thereafter	1.55:1.00
               (c) TTM EBITDA. Permit TTM EBITDA of the Parent and its Subsidiaries as the last day of any fiscal quarter set forth below to be less than the applicable amount set forth opposite such date:

Fiscal Quarter End	TTM EBITDA
March 31, 2008	$12,717,000
June 30, 2008	$12,527,000

Fiscal Quarter End	TTM EBITDA
September 30, 2008	$15,133,000
December 31, 2008	$18,053,000
March 31, 2009	$18,172,000
June 30, 2009	$18,481,000
September 30, 2009	$18,856,000
December 31, 2009	$19,246,000
March 31, 2010	$19,374,000
June 30, 2010	$19,704,000
September 30, 2010	$20,105,000
December 31, 2010 and the last day of each fiscal quarter of Parent thereafter	$20,523,000
               (d) Capital Expenditures. Make Capital Expenditures in any Fiscal Year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2008	$4,300,000
Fiscal Year 2009	$4,300,000
Fiscal Year 2010	$4,300,000
Fiscal Year 2011	$4,300,000
provided that if the amount of the Capital Expenditures permitted to be made in any calendar year as set forth in the above table is greater than the actual amount of the Capital Expenditures actually made in such calendar year (such amount, the “Excess Amount”), then 100% of such Excess Amount (the “Carry-Over Amount”) may be carried forward to the next succeeding calendar year; provided further that the Carry-Over Amount applicable to one calendar year may not be carried forward to another calendar year.”
4. Amendment to the Security Agreement. Schedule 4 to the Security Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.
5. Application of Proceeds of the Issuance of the Sponsor Subordinated Notes. The Agents, the Lenders and the Loan Parties hereby agree that 100% of the proceeds of the issuance of the Sponsor Subordinated Notes will be used to prepay the Loans on the date hereof, and, the provisions of the Loan Agreement to the contrary notwithstanding, shall be applied as follows: (i) $2,500,000 shall be applied as a prepayment of the outstanding principal balance of Revolving Loans, (ii) $1,000,000 shall be applied as a prepayment of the outstanding principal balance of Term Loan A, and (iii) $4,000,000 shall be applied as a prepayment of the outstanding principal balance of US Term Loan B.
6. Waiver Fee. Parent hereby agrees to pay to Collateral Agent, solely for the ratable benefit of the Term Loan A Lenders, the US Term Loan B Lenders, and the UK Term Loan B

Lenders that execute this Amendment, in accordance with their Pro Rata Shares (and not for the account of any other Lender), a waiver fee in an amount equal to $100,000 (the “Waiver Fee”) which shall be fully earned and due and payable in full in immediately available funds on the date hereof and shall be non-refundable when paid.
7. Reaffirmation.
     (a) Borrower. US Borrower and UK Borrower each hereby reaffirms its obligations under each Loan Document to which it is a party. US Borrower and UK Borrower each hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Collateral Agent, on behalf and for the benefit of each Agent and Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.
     (b) Guarantor. Each Guarantor hereby (i) consents to this Amendment; (ii) acknowledges and reaffirms all obligations owing by it to the Agents and Lenders under any Loan Document to which it is a party and represents and warrants that, after giving effect to the Amendment, all of its representations and warranties contained in the Loan Documents to which such Guarantor is a party are true, accurate and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as if made the date hereof (unless any such representation or warranty is expressly made as of a specific date, in which event it shall be true, accurate and complete as of such specified date), (iii) agrees that each Loan Document to which it is a party is and shall remain in full force and effect and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith, (iv) ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted by it, pursuant to and in connection with the Security Agreement and any other Loan Document to which such Guarantor is a party, to the Collateral Agent, on behalf and for the benefit of each Agent and Lender, as collateral security for the Guaranteed Obligations of such Guarantor, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof, and (v) ratifies and confirms its consent to any previous amendments of the Financing Agreement and any previous waivers granted with respect to the Financing Agreement. Although each of the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Guarantors understands that the Agents and the Lenders shall have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.
8. General Release. The Agents, the Lenders and the Loan Parties desire to resolve each and every one of any Claims (as such term is defined below) that the Loan Parties may have (if any) in conjunction with the execution of this Amendment and thus each Loan Party makes the release contained in this Section. In consideration of Agents’ and Lenders’ entering into this

Amendment and agreeing to the substantial concessions as set forth herein, each Loan Party, for itself and on behalf of its successors, assigns, limited partners, general partners, investors, Subsidiaries, shareholders, trustees, officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through, it, hereby fully and unconditionally releases, remises and forever discharges each Agent, each Lender, their respective Affiliates and Related Funds, and each of their respective successors in title, past, present and future directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all Persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, suits, Liens, lawsuits, adverse consequences, damages, losses, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, obligations, costs or demands and liabilities, of whatever kind or nature (whether in law, in equity or otherwise), from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect or derivative, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, asserted or unasserted, anticipated or unanticipated, which such Loan Parties has, had, claims to have had or hereafter claims to have against the Released Parties (other than those claims directly resulting from the gross negligence or willful misconduct of such Released Party as determined in a final judgment by a court of competent jurisdiction) by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including without limitation on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including without limitation all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, to the extent relating to the Loans, the Obligations, the Financing Agreement or any of the other Loan Documents, including the administration and enforcement thereof (collectively, all of the foregoing are the “Claims”). Each Loan Party represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Loan Party against the Released Parties relating to the Loans, the Obligations, the Financing Agreement or any of the other Loan Documents, including the administration and enforcement thereof, which is not released hereby. Each Loan Party represents and warrants that the foregoing constitutes a full and complete release of all Claims.
9. Limited Amendments; Full Force And Effect. The amendments set forth in Sections 3 and 4 of this Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment of any other term or condition of the Financing Agreement or the other Loan Documents, to prejudice any right or remedy which the Agents or the Lenders may now have or may have in the future under or in connection with the Financing Agreement or the other Loan Documents or (b) to be a consent or waiver to any future amendment or departure from the terms and conditions of the Financing Agreement or the other Loan Documents. This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

10. Representations And Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender as follows:
     (a) Each has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents to which it is a party, and the articles of organization and operating agreement of each Loan Party have not been amended since the Effective Date;
     (b) The execution, delivery, and performance by each Loan Party of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except where any such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to result in a Material Adverse Effect;
     (c) This Amendment has been duly executed and delivered by each Loan Party, and this Amendment and each Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws;
     (d) The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement as amended hereby do not and will not require any authorization or approval of, or other action by, or notice to or filing with any Governmental Authority or regulatory body or the consent of any third party which has not yet been obtained;
     (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party, either Agent or any Lender;
     (f) After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default; and
     (g) After giving effect to this Amendment, the representations and warranties in the Financing Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
11. Conditions Precedent To Amendment
     The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date of such effectiveness being herein called the “Third Amendment Effective Date”):
     (a) Collateral Agent shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect;
     (b) Collateral Agent shall have received payment in full in immediately available funds of the Waiver Fee;
     (c) The representations and warranties herein and in the Financing Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);
     (d) No Default or Event of Default shall have occurred and be continuing on the date hereof; and
     (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor, any Agent, or any Lender.
12. Covenant. Parent shall (x) deliver to Collateral Agent true and correct copies of the Sponsor Subordinated Notes, the Sponsor Subordination Agreement and each other document executed or delivered in connection therewith, executed and delivered by each party thereto, each of which shall be in form and substance satisfactory to Collateral Agent and (y) cause 100% of the proceeds of the issuance of the Sponsor Subordinated Notes to be paid directly to Administrative Agent in immediately available funds on or before the earlier to occur of (i) the date when Parent has obtained approval from NASDAQ for the issuance by Parent of the Sponsor Subordinated Notes and (ii) March 21, 2008 (“Sponsor Subordinated Note Deadline”); provided, however, that Collateral Agent, in its sole discretion, may extend the Sponsor Subordinated Note Deadline to a date not later than March 26, 2008 without the consent of any other party. The failure to comply with the covenant set forth in this Section 12 within the time frame set forth above shall constitute an immediate Event of Default.
13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

14. Entire Amendment; Effect Of Amendment. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Financing Agreement expressly set forth in Sections 3 and 4 hereof, the Financing Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Financing Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document. The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Financing Agreement or the other Loan Documents, and shall not operate as a consent to or waiver of any other matter under the Loan Documents.
15. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
16. Counterparts; Telecopy Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
17. Miscellaneous.
     (a) Upon the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Financing Agreement shall mean and refer to the Financing Agreement as amended by this Amendment.
     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Financing Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Financing Agreement shall mean and refer to the Financing Agreement as amended by this Amendment.
     (c) The undersigned Lenders hereby confirm that Collateral Agent is authorized to execute the Sponsor Subordination Agreement on behalf of the Agents and the Lenders.
     (d) Except as expressly provided herein, (i) the Agents and the Lenders hereby reserve all remedies, powers, rights, and privileges that the Agents and the Lenders may have under the Financing Agreement or the other Loan Documents, at law (including under the Code), in equity, or otherwise; (ii) all terms, conditions, and provisions of the Financing Agreement and the other Loan Documents are and shall remain in full force and effect; and (iii) nothing herein shall operate as a consent to or a waiver, amendment, or forbearance in respect of any matter

(including any Event of Default whether presently existing or subsequently occurring) or any other right, power, or remedy of the Agents or the Lenders under the Financing Agreement and the other Loan Documents. No delay on the part of the Agents and the Lenders in the exercise of any remedy, power, right or privilege shall impair such remedy, power, right, or privilege or be construed to be a waiver of any default, nor shall any partial exercise of any such remedy, power, right or privilege preclude further exercise thereof or of any other remedy, power, right or privilege.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

LOAN PARTIES: LOUD TECHNOLOGIES INC., a Washington corporation, as US Borrower and as a US Guarantor
By:
Name:
Title:

GRACE ACQUISITIONCO LIMITED, a company organized under the laws of England and Wales, as UK Borrower
By:
Name:
Title:

LOUD TECHNOLOGIES EUROPE PLC, a company organized under the laws of England and Wales, as a Foreign Guarantor
By:
Name:
Title:

MACKIE DESIGN INC., a Washington corporation, as a US Guarantor
By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

SIA SOFTWARE COMPANY INC., a New York corporation, as a US Guarantor
By:
Name:
Title:

SLM HOLDING CORP., a Delaware corporation, as a US Guarantor
By:
Name:
Title:

ST. LOUIS MUSIC, INC., a Missouri corporation, as a US Guarantor
By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

ABLECO FINANCE LLC, as Collateral Agent, and on behalf of itself and its affiliates as Lenders
By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

EXECUTED as a DEED by:	)
For and on behalf of	)
SABERASU JAPAN INVESTMENTS II B.V.	)
)
)
)
)
)
	)	By:
	)	Name:
	)	Title:	Managing Director
)

EXECUTED as a DEED by:	)
For and on behalf of	)
SABERASU JAPAN INVESTMENTS II B.V.	)
)
)
)
)
)
	)	By:
	)	Name:
	)	Title:	Managing Director
)
[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

GMAC COMMERCIAL FINANCE LLC, as Administrative Agent and as a Lender
By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

FORTRESS CREDIT FUNDING I LP, as a Lender

By: Fortress Credit Funding I GP LLC, its general partner

By:
Title:

FORTRESS CREDIT FUNDING II LP, as a Lender

By: Fortress Credit Funding II GP LLC, its general partner

By:

Title:

FORTRESS CREDIT FUNDING III LP, as a Lender

By: Fortress Credit Funding III GP LLC, its general partner

By:

Title:

FORTRESS CREDIT FUNDING IV LP, as a Lender

By: Fortress Credit Funding IV GP LLC, its general partner

By:

Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

FORTRESS CREDIT OPPORTUNITIES I LP, as a Lender

By: Fortress Credit Opportunities I GP LLC, its general partner

By:
Title:

FORTRESS CREDIT OPPORTUNITIES II LP, as a Lender

By: Fortress Credit Opportunities II GP LLC, its general partner

By:

Title:

FCCD LIMITED, as a Lender

By:

Title:

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 3 TO FINANCING AGREEMENT]

EXHIBIT A
SCHEDULE 4
PLEDGED COMPANIES

		Number of
	Name of Pledged Company	Shares/Units	Certificate Nos.
LOUD Technologies Inc.	Mackie Designs Inc.	100	2
LOUD Technologies Inc.	SIA Software Company, Inc.	200	8
LOUD Technologies Inc.	SLM Holding Corp.	1,000	C-1
SLM Holding Corp.	St. Louis Music, Inc.	1,000	44
LOUD Technologies Inc.	ACUMA Labs Inc.	195	5A